        As filed with the Securities and Exchange Commission on October 16, 2000
                                                           Registration No. 333-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                  ------------

        FORM S-8 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  ------------

                                 TELKONET, INC.

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              Utah                                               87-0627421
  (State or Other Jurisdiction                                (I.R.S. Employer
of Incorporation or Organization)                            Identification No.)

670 Ritchie Highway, 2nd Floor, Severna Park, Maryland             21046
       (Address of Principal Executive Offices)                 (Zip Code)

                                  ------------

                                 TELKONET, INC.
                              STOCK INCENTIVE PLAN
                            (FULL TITLE OF THE PLAN)

                                  ------------

                                 L. PETER LARSON
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                         670 RITCHIE HIGHWAY, 2ND FLOOR
                          SEVERNA PARK, MARYLAND 21146
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (410) 544-1044
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                  ------------

                         CALCULATION OF REGISTRATION FEE

    TITLE OF          AMOUNT        PROPOSED            PROPOSED
  SECURITIES TO        TO BE    MAXIMUM OFFERING    MAXIMUM AGGREGATE      AMOUNT OF
  BE REGISTERED     REGISTERED   PRICE PER SHARE     OFFERING PRICE    REGISTRATION FEE
----------------    ----------  ----------------    -----------------  ----------------
Common Stock,       3,000,000        $  1(1)           $3,000,000          $ 885
$0.001 par value
================    ==========  ================    =================  ================

    (1) Estimated in accordance with Rule 457 solely for the purpose of determining the registration fee. The fee with respect to 3,000,000 shares is based on $1.00 per share, the price at which the options may be exercised.


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing the information specified in Part I (stock incentive plan and registrant information) will be sent or given to non-employee directors and consultants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). Such documents need not be filed with the Commission either as part of this Registration Statement or as a prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The documents listed in (a) through (c) below are incorporated by reference into this Registration Statement. All documents filed by Telkonet, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") subsequent to the date of the filing of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities registered hereunder have been sold, or that de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part hereof from the date of the filing of such documents.

         (a) The Registrant's Annual Report on Form 10-KSB (the "1998 Form 10-K") for the fiscal year ended December 31, 1999; and

         (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since January 1, 2000, including the Form 10-QSBs for the quarters ended March 31, 2000 and June 30, 2000; and the Form 8-K filed with the Commission on August 31, 2000; and

         (c) The description of the Registrant's Common Stock contained in the Form 8-K filed with the Commission on August 31, 2000, including any amendment or report filed for the purpose of updating such description.


ITEM 4. DESCRIPTION OF SECURITIES.

         NOT APPLICABLE.


ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The legality of the Common Stock offered hereby has been passed upon for the Registrant by Blank Rome Comisky & McCauley LLP, Baltimore, Maryland.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 16-10a-902 of the Revised Business Corporation Act of the Utah Code provides that a corporation may indemnify an individual made party to a legal proceeding because he is or was a director, against any liability if the director's conduct was in good faith and he reasonably believed his actions were in the best interest of the corporation. Section 16-10a-907 permits the indemnification of the officers, employees, fiduciaries and agents by a corporation to the same extent as to a director.

         Article VII of the Registrant's Bylaws also provides for indemnification of officers, directors, employees and agents of the Registrant to the full extent allowed by Utah law, provided that, in the event of an action or suit by or in the right of the Registrant, the person shall be indemnified only to the reasonable expenses incurred in connection with the defense or settlement of the action or suit. The Registrant will not indemnify a director where the individual was adjudged liable to the Registrant or where it was found that the director was found liable for deriving an improper personal benefit, to the detriment of the Registrant.

         The Registrant does not at this time maintain a directors' and officers' insurance policy which insures the officers and directors of the Registrant from any claim arising out of an alleged wrongful act by such persons in their respective capacities as officers and directors of the Registrant.


ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         NOT APPLICABLE.


ITEM 8. EXHIBITS.

                EXHIBIT NUMBER                 DESCRIPTION OF EXHIBIT
                --------------    ----------------------------------------------
                     3.1          Amended and Restated Articles of Incorporation

                     4.1          Telkonet, Inc.
                                  Stock Incentive Plan

                     5.1 Opinion of Blank Rome Comisky & McCauley LLP as to legality of the Common Stock and interests in the Plan being registered

                    23.1          Consent of Stefanou & Company, LLP

                    23.2 Consent of Blank Rome Comisky & McCauley LLP (included in Opinion filed as Exhibit 5 hereto)

                    24.1 Powers of Attorney (included at PART II, page 5)


ITEM 9. UNDERTAKINGS.

                  THE UNDERSIGNED REGISTRANT HEREBY UNDERTAKES:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         The undersigned Registrant further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy, as expressed in the Securities Act, and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in a successful defense of any action, suit or proceeding ) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on this 13th day of October, 2000.


                                   TELKONET, INC.



                                   BY: /S/ L. PETER LARSON
                                       -------------------------------------
                                       L. PETER LARSON
                                       PRESIDENT AND CHIEF EXECUTIVE OFFICER

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints L. Peter Larson, Robert P. Crabb, and Stephen L. Sadle, or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all post-effective amendments to this Registration Statement, and to file the same with all exhibits hereto, and other documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on October 13, 2000 by the following persons in the capacities indicated below.

            SIGNATURE                             TITLE
    --------------------------  -----------------------------------------------

       /S/ L. PETER LARSON      Director, President and Chief Executive Officer
    --------------------------  (Principal Executive Officer)
           L. Peter Larson

       /S/ STEPHEN L. SADLE     Director and Chief Operating Officer
    --------------------------
           Stephen L. Sadle

       /S/ DAVID W. GRIMES      Director and Chief Executive Officer
    --------------------------
           David W. Grimes

       /S/ ROBERT P. CRABB      Secretary
    --------------------------
           Robert P. Crabb

                                  EXHIBIT INDEX


                EXHIBIT NUMBER                 DESCRIPTION OF EXHIBIT
                --------------    ----------------------------------------------
                     3.1          Amended and Restated Articles of Incorporation

                     4.1          Telkonet, Inc.
                                  Stock Incentive Plan

                     5.1 Opinion of Blank Rome Comisky & McCauley LLP as to legality of the Common Stock and interests in the Plan being registered

                    23.1          Consent of Stefanou & Company, LLP

                    23.2 Consent of Blank Rome Comisky & McCauley LLP (included in Opinion filed as Exhibit 5 hereto)

                    24.1          Powers of Attorney (included at PART II
                                  page 5)